Exhibit 2.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND

REORGANIZATION

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (“Amendment”) is entered into as of June 13, 2018 (the “Amendment Date”), by and among American Well Corporation, a Delaware corporation (“Parent”), Apollo Subsidiary Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Apollo Subsidiary LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (the “LLC”), Avizia, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative of the Company Equityholders (the “Stockholder Representative”, and together with Parent, Merger Sub, the LLC and the Company, the “Parties”).

RECITALS

WHEREAS, on April 29, 2018, Parent, Merger Sub, the LLC, the Company and the Stockholder Representative entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”); capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement;

WHEREAS, pursuant to Section 10.3 of the Merger Agreement, prior to the Closing, the Merger Agreement may be amended by the Parties at any time by execution of an instrument in writing signed by the Parties; and

WHEREAS, the Parties wish to amend the Merger Agreement to the extent set forth herein to, among other things, (a) clarify the allocation and payment of the Merger Consideration among the Company Stockholders and holders of Vested Company Options and (b) correct certain clerical errors.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, promises and representations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties agree as follows:

1.	Section 1.1 of the Merger Agreement is hereby amended to delete the defined terms set forth on Annex A attached hereto.

2.	Section 1.1 of the Merger Agreement is hereby amended to delete the definition of “Special Indemnification Escrow Amount” and replace it with the following:

“Special Indemnification Escrow Amount” means $1,500,000.

3.	Section 1.1 of the Merger Agreement is hereby amended to add the following defined terms:

“Amendment Date” means the date of this Amendment.

“Per Common Share Merger Consideration” means an amount equal to the quotient of (a) the Base Consideration, divided by (b) the Fully Diluted Common Share Count.

“Per Series A-2 Share Merger Consideration” means the quotient of (a) the Series A-2 Aggregate Liquidation Preference, divided by (b) the Total Series A-2 Share Count.

“Special Indemnification Period” means twelve (12) months.

4.	The definition of “Base Consideration” set forth in Section 1.1 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“Base Consideration” means (a) the Aggregate Merger Consideration (determined based on the (i) the Estimated Net Working Capital, (ii) the Estimated Cash, (iii) the Estimated Debt, and the Estimated Transaction Expenses) minus (b) the Series A-2 Aggregate Liquidation Preference plus (c) the Aggregate Vested Option Exercise Price.

5.	The table of terms and sections in Section 1.2 of the Merger Agreement shall be deleted in its entirety and replaced with the table of terms and sections set forth on Annex B attached hereto.

6.	Section 2.8 of the Merger Agreement is hereby deleted in its entirety and replaced with the Section 2.8 set forth on Annex C attached hereto.

7.	Sections 2.9(a)-(d) of the Merger Agreement are hereby deleted in their entirety and replaced with the Sections 2.9(a)-(d) set forth on Annex D attached hereto.

8.	The second sentence of Section 2.11 of the Merger Agreement is deleted and replaced with the following:

The Indemnification Escrow Amount, the Special Indemnification Escrow Amount, and the Adjustment Escrow Amount shall be held in trust by the Escrow Agent (for a period of one (1) year in the case of the Indemnification Escrow Amount, six (6) months in the case of fifty percent (50%) of the Special Indemnification Escrow Amount, twelve (12) months in the case of fifty percent (50%) of the Special Indemnification Escrow Amount, and six (6) months in the case of the Adjustment Escrow Amount) pursuant to the terms of the escrow agreement in a customary form to be negotiated in good faith and mutually agreed to by the parties thereto (the “Escrow Agreement”) and shall be released in accordance with the terms thereof.

9.	The reference in Section 3.13(b) of the Merger Agreement to “Section 3.13” shall be replaced with “Section 3.15”.

10.	The references in Section 4.2(b) of the Merger Agreement to “Section 4.4” shall be replaced with “Section 4.5”.

11.	The reference in Section 4.14 of the Merger Agreement to the defined term “Intellectual Property” shall be replaced with the defined term “Parent Intellectual Property”.

12.	Section 6.14 of the Merger Agreement is hereby deleted in its entirety and replaced with the Section 6.14 set forth on Annex E attached hereto.

13.	The term “Parent Certificate of Adherence” in Section 6.24 of the Merger Agreement is hereby deleted and replaced with “Parent Instrument of Accession”.

14.	Sections 6.28 and 6.29 of the Merger Agreement are deleted in their entirety.

15.	The references in Section 8.3(p) of the Merger Agreement to “Section 2.8(d)” shall be replaced with “Section 2.9(d)”.

16.	The reference in Section 8.3(x) of the Merger Agreement to “Section 7.1(e)” shall be replaced with “Section 7.1(f)”.

17.	Section 8.3(cc) of the Merger Agreement is deleted in its entirety.

18.	Section 9.3(e) is hereby deleted in its entirety and replaced with the following:

(e) On the last day of the sixth (6th) month of the Special Indemnification Period, fifty percent (50%) of the Special Indemnification Escrow Fund (less any then-pending claims) will be released to the Payments Administrator for further distribution to the Company Equityholders in accordance with the terms of the Escrow Agreement. On the last day of the Special Indemnification Period, any remaining amounts left in the Special Indemnification Escrow Fund (less any then-pending claims) will be released to the Payments Administrator for further distribution to the Company Equityholders in accordance with the terms of the Escrow Agreement.

19.	The reference in Section 9.5(d) of the Merger Agreement to “Section 9.4(b)” shall be replaced with “Section 9.5(b)”.

20.	The reference in Section 9.6(a) of the Merger Agreement to “Section 9.4” shall be replaced with “Section 9.5”.

21.	For illustrative purposes only, a redline showing the changes to the Merger Agreement set forth in Sections 1-20 above is attached hereto as Exhibit A.

22.

The parties hereto agree that, except as herein expressly amended, all terms and provisions of the Merger Agreement are and shall remain in full force and effect. This Amendment shall be governed by the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule that would cause application of the Laws of any jurisdiction other than the State of Delaware. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of all parties, but all of which counterparts when taken together will constitute one and the same agreement. Facsimile and .pdf signatures shall constitute original signatures for purposes of this Amendment.

[Remainder of page left intentionally blank. Signature page(s) to follow.]

IN WITNESS WHEREOF, each of Parent, Merger Sub, the LLC, the Company and the Stockholder Representative have executed or have caused this this Amendment to be executed by their duly authorized respective representatives, all as of the date first written above.

AMERICAN WELL CORPORATION, a Delaware corporation		AVIZIA, INC., a Delaware corporation

By:	/s/ Bradford F. Gay	By:	/s/ Michael Baird
	Name: Bradford F. Gay		Name: Michael Baird
	Title: Senior Vice President & General Counsel		Title: CEO

APOLLO SUBSIDIARY LLC, a Delaware limited liability company By: American Well Corporation Its: Sole Member		APOLLO SUBSIDIARY CORPORATION, a Delaware corporation

By:	/s/ Bradford F. Gay	By:	/s/ Bradford F. Gay
	Name: Bradford F. Gay		Name: Bradford F. Gay
	Title: Senior Vice President & General Counsel		Title: President

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as Stockholder Representative

By:	/s/ Radha Subramanian
Name: Radha Subramanian

Annex A

“Accredited Common Cash Consideration” means an amount equal to (a) the Base Cash Consideration, minus (b) the Non-Accredited Common Cash Consideration.

“Accredited Common Percentage” means a percentage equal to (a) the Accredited Common Share Count divided by (b) the Total Common Share Count.

“Accredited Common Share Count” means the aggregate number of (i) shares of Company Junior Stock and (ii) shares of Company Capital Stock underlying Vested Company Options, in each case, that are issued and outstanding as of immediately prior to the First Effective Time and held by Accredited Holders.

“Accredited Per Common Share Cash Consideration” means an amount in cash equal to the quotient of (a) the Accredited Common Cash Consideration divided by (b) the Accredited Common Share Count.

“Accredited Per Common Share Merger Consideration” means, in respect of each share of Company Common Stock or Company Series Seed-1 Stock that is held by an Accredited Holder, an amount equal to the sum of (a) the Accredited Per Common Share Cash Consideration, plus (b) the Accredited Per Common Share Stock Consideration.

“Accredited Per Common Share Stock Consideration” means a number of shares of Parent Series C Stock equal to (a) the Base Parent Stock Consideration divided by (b) the Accredited Common Share Count.

“Accredited Per Series A-2 Share Cash Consideration” means an amount equal to the quotient of (a) an amount in cash equal to the Accredited Series A-2 Cash Consideration divided by (b) the Accredited Series A-2 Share Count.

“Accredited Per Series A-2 Merger Consideration” means, in respect of each share of Company Series A-2 Stock that is held by an Accredited Holder, (a) the Accredited Per Series A-2 Share Cash Consideration, plus (b) the Accredited Per Series A-2 Share Stock Consideration.

“Accredited Per Series A-2 Share Stock Consideration” means a numbers of shares of Parent Series C Stock equal to (a) the Base Preference Stock Consideration divided by (b) the Accredited Series A-2 Share Count.

“Accredited Series A-2 Cash Consideration” means an amount equal to (a) the Base Preference Cash Consideration, minus (b) the Non-Accredited Series A-2 Cash Consideration.

“Accredited Series A-2 Percentage” means a percentage equal to the quotient of (a) the Accredited Series A-2 Accredited Share Count divided by (b) the Total Series A-2 Share Count.

“Accredited Series A-2 Share Count” means the aggregate number of shares of Company Series A-2 Stock that are issued and outstanding as of immediately prior to the First Effective Time and owned by Accredited Holders.

“Base Cash Consideration” means an amount equal to (a) the Total Cash Consideration Percentage, multiplied by (b) the Base Consideration.

“Base Preference Cash Consideration” means an amount equal to (a) the Total Cash Consideration Percentage, multiplied by (b) the Series A-2 Aggregate Liquidation Preference.

“Base Preference Parent Stock Consideration” means a number of shares of Parent Series C Stock equal to the quotient of (a) (i) the Total Stock Consideration Percentage, multiplied by (ii) the Series A-2 Aggregate Liquidation Preference, divided by (b) the Parent Series C Stock Price.

“Base Parent Stock Consideration” means the number of shares of Parent Series C Stock equal to the quotient of (a) (i) the Total Stock Consideration Percentage, multiplied by (ii) the Base Consideration, divided by (b) the Parent Series C Stock Price.

“Non-Accredited Common Cash Consideration” means an amount equal to the product of (a) the Non-Accredited Common Percentage multiplied by (b) the Base Consideration.

“Non-Accredited Common Percentage” means a percentage equal to (a) 100% minus (b) the Accredited Common Percentage.

“Non-Accredited Common Share Count” means the aggregate number of (i) shares of Company Junior Stock and (ii) shares of Company Capital Stock underlying Vested Company Options, in each case, that are issued and outstanding as of immediately prior to the First Effective Time and owned by Non-Accredited Holders.

“Non-Accredited Holder” means any holder of Company Capital Stock that is not an Accredited Holder.

“Non-Accredited Per Common Share Cash Consideration” means an amount in cash equal to the quotient of (a) the Non-Accredited Common Cash Consideration divided by (b) the Non-Accredited Common Share Count.

“Non-Accredited Per Series A-2 Share Cash Consideration” means an amount in cash equal to the (a) Non-Accredited Series A-2 Cash Consideration divided by (b) the Non-Accredited Series A-2 Share Count.

“Non-Accredited Series A-2 Percentage” means a percentage equal to (a) 100% minus (b) the Accredited Series A-2 Percentage.

“Non-Accredited Series A-2 Share Count” means the aggregate number of shares of Company Series A-2 Stock that are issued and outstanding as of immediately prior to the First Effective Time and owned by Non-Accredited Holders.

“Total Common Share Count” means, as of immediately prior to the First Effective Time, the aggregate number of shares of Company Junior Stock that are issued and outstanding as of immediately prior to the First Effective Time.

Annex B

Term	Section
“125 Plan”	6.13(c)
“2017 Audited Financial Statements”	8.3(z)
“ACA”	3.28(h)
“Accountants”	2.15(b)(iii)
“Accounting Principles”	2.15(a)(i)
“Adjustment Amount”	2.15(b)(iv)
“Aggregate Merger Consideration”	2.7
“Agreed Claims”	9.5(d)
“Agreement”	Preamble
“Anticipated Company Stockholder”	2.9(a)
“Anticipated Holder”	2.9(a)
“Anticipated Vested Company Optionholder”	2.9(a)
“Antitrust Filings”	6.6(a)
“Balance Sheet Date”	3.8(a)
“Base Survival Date”	9.1(a)
“Carena Audited Balance Sheet”	3.8(a)
“Carena Audited Financial Statements”	3.8(a)
“Carena Earn Out”	Recitals
“Carena Earn Out Termination Agreement”	Recitals
“Cash Consideration”	2.7
“Certificate of Merger”	2.3
“Certification Mailing Date”	2.9(a)
“Channel Partner”	3.19(c)
“Claim Certificate”	9.5(a)
“Closing”	2.2
“Closing Balance Sheet”	2.15(b)(i)
“Closing Calculations”	2.15(b)(i)
“Closing Cash”	2.15(b)(i)
“Closing Date”	2.2
“Closing Debt”	2.15(b)(i)
“Closing Net Working Capital”	2.15(b)(i)
“Closing Statement”	2.15(b)(i)
“Closing Transaction Expenses”	2.15(b)(i)
“Code”	Recitals
“Commercial Software”	3.15(b)
“Company”	Preamble
“Company Authorizations”	3.14
“Company Common Stock”	3.4(a)
“Company Estimates and Forward-Looking Information”	4.18
“Company Group Audited Balance Sheet”	3.8(a)
“Company Group Audited Financial Statements”	3.8(a)
“Company Group Financial Statements”	3.8(a)
“Company Group Securities”	3.2(b)

“Company Group Unaudited Financial Statements”	3.8(a)
“Company Option Plan”	3.4(b)(i)
“Company Patents”	3.15(a)(ii)
“Company Preferred Stock”	3.4(a)
“Company Products”	3.18(a)
“Company Schedules”	Article III
“Company Stock Certificates”	2.10
“Company Stockholder Approvals”	Recitals
“Continuing Employees”	6.13(a)
“Cooley”	11.13
“D&O Indemnification Agreements”	3.29(m)
“D&O Policy”	6.16
“DEA”	3.17(f)
“DGCL”	Recitals
“Dispute Notice”	2.15(b)(iii)
“Dissenting Shares”	2.13(a)
“DR Plans”	3.15(p)
“Escrow Agreement”	2.11
“Estimated Cash”	2.15(a)(i)
“Estimated Closing Balance Sheet”	2.15(a)(i)
“Estimated Closing Calculations”	2.15(a)(i)
“Estimated Closing Statement”	2.15(a)(i)
“Estimated Debt”	2.15(a)(i)
“Estimated Net Working Capital”	2.15(a)(i)
“Estimated Transaction Expenses”	2.15(a)(i)
“Exchange Documents”	2.10(a)
“Excluded Claims”	9.3(a)
“Final Closing Balance Sheet”	2.15(b)
“Final Surviving Entity”	2.1(b)
“First Effective Time”	2.3
“Fraud Claims”	9.2(a)(vii)
“Fundamental Representations”	9.1(a)
“GAAP”	3.8(b)
“Governmental Entity”	3.7(a)
“Hazardous Material”	3.26(a)
“Hazardous Materials Activities”	3.26(b)
“Inbound Licenses”	3.15(b)
“Indemnified Party”	9.5(a)
“Indemnifying Party”	9.5(a)
“Information Statement”	6.9
“Information Systems”	3.15(p)
“Integrated Merger”	Recitals
“Interim Balance Sheet”	3.8(a)
“Interim Balance Sheet Date”	3.8(a)
“Interim Surviving Corporation”	Recitals
“Joinder Agreement”	6.15

“Leases”	3.13(a)(ii)
“Letter of Transmittal”	2.10(a)
“LLC”	Preamble
“LLC Act”	Recitals
“LLC Certificate of Merger”	2.3
“LLC Merger”	Recitals
“Material Contract”	3.19
“Merger Consideration Spreadsheet”	6.14
“Merger”	Recitals
“Merger Sub”	Preamble
“Med Mal Policy”	6.17
“Minimum Joinder Threshold”	10.1(e)
“Nondisclosure Agreement”	6.3
“Option Cancellation Letter”	2.10(a)
“Outbound Licenses”	3.15(b)
“Parent”	Preamble
“Parent Common Stock”	4.7
“Parent Estimates and Forward-Looking Information”	3.35
“Parent Financial Statements”	4.3
“Parent Indemnified Parties”	9.2(a)
“Parent Intellectual Property”	4.8
“Parent Material Adverse Effect”	4.2(b)
“Parent Preferred Stock”	4.7
“Parent Schedules”	Article IV
“Parent Stock Plan”	4.7
“Payoff Amount”	2.14(a)
“Payoff Letters”	6.27
“Plans”	6.13(a)
“Programs”	3.17(c)
“Proposal”	6.19
“Proprietary Software”	3.15(h)
“Real Property”	3.13(a)(i)
“Related Party Transaction”	3.21
“Second Effective Time”	2.3
“Services”	3.18(b)
“Straddle Period”	7.1(g)
“Stock Consideration”	2.7
“Stockholder Representative”	Preamble
“Stockholder Representative Losses”	9.6(b)
“Stockholder Representative Expense Amount”	2.19
“Tax Claim”	7.1(c)
“Tax Claim Notice”	7.1(c)
“Tax Contest”	7.1(e)
“Termination Date”	10.1(b)
“Third Party Claim”	9.5(a)
“Third Party Claimant”	9.5(a)

“Third Party Software”	3.15(h)
“Top Customer, Payor or Supplier”	3.32
“Total Cash Consideration Percentage”	2.7(c)
“Total Stock Consideration Percentage”	2.7(c)
“Transfer Taxes”	7.1(a)

Annex C

“2.8 Maximum Cash Consideration. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the aggregate Cash Consideration payable to the Company Equityholders exceed an amount equal to fifty percent (50%) of the Aggregate Merger Consideration (the “Maximum Cash Amount”), plus any Adjustment Amount. For the avoidance of doubt, in the event that the number of Company Equityholders that are Non-Accredited Holders (including any Company Equityholders treated as such due to a failure to timely deliver an Investor Certification Form as provided in Section 2.9(a)(ii) below) would otherwise result in the payment of Cash Consideration in excess of the Maximum Cash Amount, the Cash Consideration to be paid to each Accredited Holder shall be decreased on a pro rata basis to cause payment of only the Maximum Cash Amount, and the Stock Consideration to be paid to each Accredited Holder shall be proportionally increased on a pro rata basis; all adjustments made in accordance with the provisions of this Section 2.8 shall be made on a pro rata basis based on the shares of Company Capital Stock and Company Vested Options held.”

Annex D

“2.9 Effect on Company Capital Stock and Vested Company Options.

(a) Determination of Accredited Holder Status.

(i) As soon as practicable after the date of this Agreement, the Company shall deliver to each individual anticipated to be a Company Stockholder (an “Anticipated Company Stockholder”) and each individual anticipated to be a holder of Vested Company Options (an “Anticipated Vested Company Optionholder”, and together with the Anticipated Company Stockholders, the “Anticipated Holders”), each as of the First Effective Time, the Investor Certification Form (the date on which such mailing is commenced, the “Certification Mailing Date”). The Investor Certification Form shall request that each Anticipated Holder specify (A) his, her or its reasonable belief, if he, she or it is an Accredited Holder and (B) the percentage that such Accredited Holder elects to receive as Stock Consideration if greater than fifty percent (50%), and provide that such Investor Certification Form must be executed and delivered to the Company within ten (10) calendar days of receipt by the Anticipated Holder.

(ii) Any Anticipated Holder that Parent reasonably determines is not an Accredited Holder based on the Investor Certification Form, and any Anticipated Holder that does not deliver such an Investor Certification Form within ten (10) calendar days following the Certification Mailing Date, will be treated as a Non-Accredited Holder and will receive solely cash for such Anticipated Holder’s portion of the Merger Consideration in respect of his, her or its Company Capital Stock or Vested Company Options instead of the mix of cash and Parent Series C Stock provided for herein. Any Anticipated Holder that Parent determines is an Accredited Holder based on the Investor Certification Form, but who does not elect a percentage of consideration to be paid to such Accredited Holder as Stock Consideration shall be treated as having elected that fifty percent (50%) of the consideration to be paid to such Accredited Holder shall be paid as Stock Consideration.

(iii) If any Accredited Holder elects in their Investor Certification Form to receive 100% of such Accredited Holder’s Merger Consideration as Stock Consideration, such Accredited Holder will receive (A) Cash Consideration equal to the sum of such Accredited Holder’s Pro Rata Share of each of the Indemnification Escrow Amount, the Adjustment Escrow Amount and the Special Indemnification Escrow Amount and (B) the remainder of such Accredited Holder’s Merger Consideration will be Stock Consideration. For the avoidance of doubt, none of the Indemnification Escrow Amount, the Adjustment Escrow Amount and the Special Indemnification Escrow Amount shall be affected by the percentage elections of Merger Consideration by the Accredited Holders.

(b) Effect on Company Series A-2 Stock. At the First Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Equityholders, each share of Company Series A-2 Stock that is issued and outstanding immediately prior to the First Effective Time (excluding any shares of Company Series A-2 Stock to be canceled pursuant to Section 2.9(e) and any Dissenting Shares) shall be canceled and extinguished and shall be converted into the right to receive, upon surrender of the certificates representing such share of Company Series A-2 Stock, together with a duly executed and completed Letter of Transmittal, in the manner provided in Section 2.10

(i) in the case of an Accredited Holder that owns shares of Company Series A-2 Stock, the Per Series A-2 Share Merger Consideration, in the form of (x) Cash Consideration and (y) Stock Consideration in accordance with the percentages elected by such Accredited Holder in such Accredited Holder’s Investor Certification Form; and

(ii) in the case of a Non-Accredited Holder that owns shares of Company Series A-2 Stock, the Per Series A-2 Share Merger Consideration, in the form of Cash Consideration.

(c) Effect on Company Junior Stock. Except as otherwise described in Section 2.9(a)(iii), at the First Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Equityholders, each share of Company Junior Stock that is issued and outstanding immediately prior to the First Effective Time (excluding any shares of Company Junior Stock to be canceled pursuant to Section 2.9(e) and any Dissenting Shares) shall be canceled and extinguished and shall be converted into the right to receive, upon surrender of the certificates representing such share of Company Junior Stock, together with a duly executed and completed Letter of Transmittal, in the manner provided in Section 2.10:

(i) in the case of an Accredited Holder that owns shares of Company Junior Stock, (A) the Per Common Share Merger Consideration, in the form of (x) Cash Consideration and (y) Stock Consideration, in accordance with the percentages elected by such Accredited Holder in the Investor Certification Form (subject to Section 2.9(a)(iii)), minus (B) the Per Common Share Indemnification Escrow Amount, to be withheld and contributed to the Indemnification Escrow Fund, minus (C) the Per Common Share Adjustment Escrow Amount, to be withheld and contributed to the Adjustment Escrow Fund, minus (D) the Per Common Share Special Indemnification Escrow Amount, to be withheld and contributed to the Special Indemnification Escrow Fund, plus (E) any Additional Per Share Consideration, subject to (and without limiting any rights or remedies of the Parent Indemnified Parties under this Agreement) the obligation of the Company Stockholder that owns such share of Company Junior Stock immediately prior to the First Effective Time to return to Parent or the applicable Parent Indemnified Parties the amount so received as a result of such conversion to the extent such Company Stockholder has, at any time and from time to time, any unsatisfied payment obligations to such Parent Indemnified Parties pursuant to, and subject to the terms and conditions of, Section 2.15 and Article IX; and

(ii) in the case of a Company Stockholder that is a Non-Accredited Holder that owns shares of Company Junior Stock, cash in the amount of (A) the Per Common Share Merger Consideration, in the form of Cash Consideration, minus (B) the Per Common Share Indemnification Escrow Amount, to be withheld and contributed to the Indemnification Escrow Fund, minus (C) the Per Common Share Adjustment Escrow Amount, to be withheld and contributed to the Adjustment Escrow Fund, minus (D) the Per Common Share Special Indemnification Escrow Amount, to be withheld and contributed to the Special Indemnification Escrow Fund plus (E) any Additional Per Share Consideration, subject to (and without limiting any rights or remedies of the Parent Indemnified Parties under this Agreement) the obligation of the Company Stockholder that owns such share of Company Junior Stock immediately prior to the First Effective Time to return to Parent or the applicable Parent Indemnified Parties the amount so received as a result of such conversion to the extent such Company Stockholder has, at any time and from time to time, any unsatisfied payment obligations to such Parent Indemnified Parties pursuant to, and subject to the terms and conditions of, Section 2.15 and Article IX.

(d) Effect on Company Options. Except as otherwise described in Section 2.9(a)(iii), at the First Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the Company Equityholders, each Company Option that is outstanding and unexercised immediately prior to the First Effective Time shall be canceled and extinguished and each holder of a Company Option shall cease to have any rights with respect thereto other than the right to receive, with respect to Vested Company Options, together with a duly executed and completed Option Cancellation Letter, in the manner provided in Section 2.9:

(i) in the case of an Accredited Holder that is a holder of Vested Company Options, (A) an amount equal to (1) the Per Common Share Merger Consideration minus (2) the aggregate of the exercise prices of all such holder’s Vested Company Options, in the form of (x) Cash Consideration, and (y) Stock Consideration, in accordance with the percentages elected by such Accredited Holder in the Investor Certification Form (subject to Section 2.9(a)(iii)), minus (B) the Per Common Share Indemnification Escrow Amount, to be withheld and contributed to the Indemnification Escrow Fund, minus (C) the Per Common Share Adjustment Escrow Amount, to be withheld and contributed to the Adjustment Escrow Fund, minus (D) the Per Common Share Special Indemnification Escrow Amount, to be withheld and contributed to the Special Indemnification Escrow Fund, plus (E) any Additional Per Share Consideration, subject to (and without limiting any rights or remedies of the Parent Indemnified Parties under this Agreement) the obligation of the holder of Vested Company Options that owns such share of Company Common Stock underlying Vested Company Options immediately prior to the First Effective Time to return to Parent or the applicable Parent Indemnified Parties the amount so received as a result of such conversion to the extent such holder of Vested Company Options has, at any time and from time to time, any unsatisfied payment obligations to such Parent Indemnified Parties pursuant to, and subject to the terms and conditions of, Section 2.15 and Article IX; and

(ii) in the case of a holder of Vested Company Options that is a Non-Accredited Holder, cash in the amount of (A) an amount equal to (1) the Per Common Share Merger Consideration minus (2) the aggregate exercise prices of all such holder’s Vested Company Options, in the form of Cash Consideration, minus (B) the Per Common Share Indemnification Escrow Amount, to be withheld and contributed to the Indemnification Escrow Fund, minus (C) the Per Common Share Adjustment Escrow Amount, to be withheld and contributed to the Adjustment Escrow Fund, minus (D) the Per Common Share Special Indemnification Escrow Amount, to be withheld and contributed to the Special Indemnification Escrow Fund, plus (E) any Additional Per Share Consideration, (and without limiting any rights or remedies of the Parent Indemnified Parties under this Agreement) the obligation of the holder of Vested Company Options that owns such share of Company Common Stock underlying Vested Company Options immediately prior to the First Effective Time to return to Parent or the applicable Parent Indemnified Parties the amount so received as a result of such conversion to the extent such holder of Vested Company Options has, at any time and from time to time, any unsatisfied payment obligations to such Parent Indemnified Parties pursuant to, and subject to the terms and conditions of, Section 2.15 and Article IX.

After the First Effective Time, each holder of a Company Option shall only be entitled to the payments described in this Section 2.9(d). For the avoidance of doubt, all Company Options that are not Vested Company Options shall be cancelled and shall not have any right to receive any consideration in respect thereof.”

Annex E

“6.14 Merger Consideration Spreadsheet. The Company shall deliver to Parent, not less than five (5) Business Days prior to the Closing Date, a spreadsheet in a form reasonably acceptable to Parent, containing the following information, together with a certificate duly executed on behalf of the Company by the chief executive officer and chief financial officer of the Company, containing the representation and warranty of the Company that (x) all of such information is accurate and complete (and in the case of dollar amounts, properly calculated) as of the Closing, and (y) except for the shares of Company Capital Stock, Company Options and Company Warrants set forth in the Merger Consideration Spreadsheet, no security of the Company, no security instrument or obligation that is or may become convertible into or exchangeable for any security of the Company, and no subscription, option, share of restricted stock, restricted stock unit, stock appreciation right, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any securities of the Company is authorized or outstanding immediately prior to the First Effective Time or will become authorized or outstanding at the First Effective Time (such spreadsheet and the accompanying certificate, the “Merger Consideration Spreadsheet”):

(a) the aggregate amount of all Estimated Transaction Expenses, together with a breakdown thereof (including the aggregate dollar amount of any Transaction Expenses relating to each of the D&O Policy, the Med Mal Policy, Change of Control Payments, and the “Black Duck” scans), (ii) the Estimated Net Working Capital, together with a breakdown thereof (iii) the Estimated Cash Amount, together with a breakdown thereof, (iv) the Estimated Debt, together with a breakdown thereof and (v) the Fully Diluted Common Share Count;

(b) With respect to each Company Stockholder:

(i) such Person’s name, last known mailing address, status as an Accredited Holder or Non-Accredited Holder and email address;

(ii) the number, class and series of Company Capital Stock held by such Person and the respective certificate number(s) representing such shares, and the respective date(s) and prices of acquisition of such shares;

(iii) the number and type of Company Stock Rights, other than Company Options which required information is set forth in clause (c) below, held by such Person that were or are to be immediately prior to the First Effective Time, exercised, terminated or converted immediately prior to the First Effective Time, and the terms of such Stock Rights;

(iv) the Per Series A-2 Share Merger Consideration and the Per Common Share Merger Consideration, as applicable, to be paid to such Company Stockholder in respect of such holder’s shares at the Closing, including (A) the percentage mix of Cash Consideration and Stock Consideration, (B) the dollar amount of Cash Consideration to be paid to such holder, and (C) the number of shares of Parent Series C Stock to be paid to such holder, and (D) each such Company Stockholder’s Pro Rata Share, expressed as a percentage;

(v) the cash amount to be contributed by each Company Stockholder, if any, to the Adjustment Escrow Fund, the Indemnification Escrow Fund, the Special Indemnification Escrow Fund and the Stockholder Representative Expense Fund;

(vi) whether any payroll or employment Taxes are to be withheld from the consideration that such Company Stockholder is entitled to receive pursuant to this Agreement and the amount of any such Taxes required to be withheld from any payment to be made hereunder and the net cash amount to be paid to such Person as a result of any such withholding amount;

(vii) the net cash amount to be paid to such Company Stockholder by the Payments Administrator upon surrender of such stockholder’s Company Stock Certificates in accordance with Section 2.10 (after deduction of any amounts to be contributed to the Adjustment Escrow Fund, the Indemnification Escrow Fund, the Special Indemnification Escrow Fund or the Stockholder Representative Expense Fund with respect to the shares of Capital Stock held by such stockholder); and

(viii) (A) the identification of any shares that were eligible for an election under Section 83(b) of the Code, including the date of issuance of such shares and whether such election under Section 83(b) of the Code was, to the Company’s Knowledge, timely made.

(c) With respect to each holder of Vested Company Options:

(i) such Person’s name, last known mailing address and email address;

(ii) the exercise price per share and the number of shares of Common Stock subject to such Vested Company Option;

(iii) the aggregate exercise prices of such holders Vested Company Options as of the First Effective Time;

(iv) the vesting schedule applicable to such Vested Company Option;

(v) the Tax status of each Option held by such holder under Section 422 of the Code;

(vi) the number of shares of Company Common Stock, if any, that will be vested under such Vested Company Option as of the First Effective Time, whether vested due to acceleration pursuant to the Company Option Plan, passage of time or otherwise;

(vii) the Per Common Share Merger Consideration minus such holder’s Aggregate Option Exercise Price, to be paid to such holder of Vested Company Options in respect of such holder’s Vested Company Options at the Closing, including (A) the percentage mix of Cash Consideration and Stock Consideration, (B) the dollar amount of Cash consideration to be paid to such holder, (C) the number of shares of Parent Series C Stock to be paid to such holder, and (D) each such holder’s Pro Rata Share, expressed as a percentage;

(viii) the cash amount to be contributed by each holder of Vested Company Options, if any, to the Adjustment Escrow Fund, the Indemnification Escrow Fund, the Special Indemnification Escrow Fund and the Stockholder Representative Expense Fund;

(ix) whether any payroll or employment Taxes are to be withheld from the consideration that such holder of Vested Company Options is entitled to receive pursuant to this Agreement and the amount of any such Taxes required to be withheld from any payment to be made hereunder and the net cash amount to be paid to such Person as a result of any such withholding amount; and

(x) the net cash amount (subject to withholding) to be paid to such holder of Vested Company Options by the Company upon execution of an Option Cancellation Letter in accordance with Section 2.10 (after deduction of any amounts to be contributed to the Adjustment Escrow Fund, the Indemnification Escrow Fund, the Special Indemnification Escrow Fund or the Stockholder Representative Expense Fund with respect to the Vested Company Options held by such holder).

(d) a funds flow spreadsheet, in form and substance reasonably satisfactory to Parent, showing: (i) the aggregate amount to be delivered by Parent (or such other entity as designated by Parent) in connection with the transactions contemplated by this Agreement; and (ii) wire transfer instructions for each payment to be made by Parent (or such other entity as designated by Parent) in connection with the transactions contemplated by this Agreement, including a breakdown of all amounts to be delivered pursuant to Section 2.7, 2.9 and 2.14.”